Exhibit 24.1

VACCINEX, INC.

POWER OF ATTORNEY

The undersigned Officers and Directors of Vaccinex, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint Maurice Zauderer, Ph.D. and Scott E. Royer, CFA, MBA and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Company the Registration Statement on Form S-8 of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Company acquired under the Vaccinex, Inc. 2018 Omnibus Plan, the Vaccinex, Inc. 2011 Employee Equity Plan and the Vaccinex, Inc. 2001 Employee Equity Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D. Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21 , 2018

/s/ Scott E. Royer, CFA, MBA Scott E. Royer, CFA, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	August 21, 2018

/s/ Albert D. Friedberg Albert D. Friedberg	Chairman of the Board of Directors	August 21, 2018

/s/ Alejandro M. Berlin, M.D., MSc Alejandro M. Berlin, M.D., MSc	Director	August 21, 2018

/s/ Alan L. Crane Alan L. Crane	Director	August 21, 2018

/s/ Jacob B. Frieberg Jacob B. Frieberg	Director	August 21, 2018

J. Jeffrey Goater	Director

Bala S. Manian, Ph.D.	Director

/s/ Gerald E. Van Strydonck Gerald E. Van Strydonck	Director	August 21, 2018

/s/ Barbara Yanni Barbara Yanni	Director	August 21, 2018